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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amended Registration Statement on Form S-3 of our report March 14, 2008, relating to the consolidated financial statements and financial statement schedule of Power-One, Inc., and the effectiveness of Power-One, Inc.'s internal control over financial reporting, (which report (1) expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph referring to the adoption of a new accounting standard for incomes taxes on January 1, 2007 and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting) appearing in the Annual Report on Form 10-K of Power-One, Inc., for the year ended December 30, 2007, and to reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

September 3, 2008

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM